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                                                                    EXHIBIT 99.4

                                                     [FORM OF LETTER TO CLIENTS]

                               BANCO BRADESCO S.A.

                        OFFER TO EXCHANGE ALL OUTSTANDING
         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES
                                       FOR
         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES
                           PURSUANT TO THE PROSPECTUS
                                 DATED [-], 2005

TO OUR CLIENTS:

      Enclosed for your consideration is a Prospectus dated [-], 2005, (the "Prospectus") and the Letter of Transmittal relating to the offer (the "Exchange Offer") of Banco Bradesco S.A. (the "Company") to exchange its newly issued 8.875% Perpetual Non-Cumulative Subordinated Securities (the "New Securities") for its outstanding 8.875% Perpetual Non-Cumulative Subordinated Securities (the "Old Securities"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Offering Memorandum dated May 26, 2005 and the Registration Rights Agreement dated as June 3, 2005, by and among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser of the Old Securities.

      This material is being forwarded to you as the beneficial owner of the Old Securities carried by us for your account but not registered in your name. A TENDER OF SUCH OLD SECURITIES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old SECURITIES held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 pm, New York City time, on [-], 2005, unless extended by the Company (the "Expiration Date"). Any Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date.

      1. The Exchange Offer is for any and all Old Securities.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer."

      3. The Exchange Offer expires at 5:00 p.m., New York City time, on [-], 2004, unless extended by the Company.

      If you wish to have us tender your Old Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD SECURITIES.

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                                                     [FORM OF LETTER TO CLIENTS]

                           INSTRUCTION WITH RESPECT TO
                               THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Banco Bradesco S.A. with respect to its Old Securities.

      This will instruct you to tender the Old Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

      Please do not tender any Old Securities held by you for my account

      Please tender the Old Securities held by you for my account as indicated below:

                                             Aggregate Principal Amount of Old
                                         Securities

8.875% Perpetual Non-Cumulative Junior
Subordinated Securities...............      ____________________________________

                                            ____________________________________

                                            ____________________________________
                                                         Signature(s)
                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                                 Please print name(s) here

                                            ____________________________________

                                            ____________________________________
                                                        Address(es)

                                            ____________________________________
                                                Area Code and Telephone Number

                                            ____________________________________
                                                Tax Identification or Social
                                                      Security No(s).

                                            Dated:_______________, 20___________

      None of the Old Securities held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, you signature(s) hereon shall constitute an instruction to us to tender all the Old Securities held by us for your account.

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